UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2021

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On December 7, 2021, Radiant Logistics, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. The dismissal of BDO was approved by the Audit and Executive Oversight Committee of the Board of Directors of the Company.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended June 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended June 30, 2021 and 2020 and through December 7, 2021, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements.

During the Company’s fiscal years ended June 30, 2021 and 2020 and the interim period through December 7, 2021, BDO did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K, except that:

(i) for the year ended June 30, 2021, that management identified the following material weaknesses in the Company’s internal control over financial reporting:

a)
The Company did not have effective internal controls over the recording and processing of revenues. Specifically, the controls were not sufficient to prevent or detect a material misstatement in revenues as the design of the controls lacked the level of precision necessary to ensure the completeness and accuracy of revenue;
b)
The Company did not have effective internal controls over the calculation of operating partner commissions. Specifically, the controls were not sufficient to prevent or detect a material misstatement in operating partner commissions as the design of the controls lacked the level of precision to ensure the completeness and accuracy of operating partner commissions; and

(ii) for the year ended June 30, 2020, that management identified a material weakness in the Company’s internal control over financial reporting related to the Company’s goodwill and intangibles impairment review process. Specifically, the Company did not design and maintain effective controls to review in sufficient detail the carrying values of the Company’s reporting units for both the annual and interim goodwill impairment tests. In addition, the Company did not design and maintain effective controls at the proper precision level to determine whether an impairment evaluation triggering event occurred as of June 30, 2020. This material weakness was remediated as of December 31, 2020.

The Company provided BDO with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BDO is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On December 10, 2021, the Company, through and with the approval of its Audit and Executive Oversight Committee, engaged Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firm.

During the Company’s two most recently completed fiscal years and the interim period through the date of engagement of Moss Adams, neither the Company nor anyone on behalf of the Company consulted with Moss Adams regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
16.1	Letter from BDO USA, LLP to Securities and Exchange Commission dated December 10, 2021 (filed herewith)
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Radiant Logistics, Inc.

Date:	December 10, 2021	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer